Exhibit 99.2

One Jake Brown Road Old Bridge, NJ 08857 Tel: 732-679-4000 Fax: 732-679-4353 www.blondertongue.com

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces Appointment of Michael Hawkey as Director

OLD BRIDGE, New Jersey—June 15, 2020—Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced today the appointment of Michael Hawkey to its board of directors.

Mr. Hawkey is a highly experienced senior operating executive in technology development and manufacturing. He has over than 25 years’ experience in business operations, focused in P&L management, product definition/development, technology-focused sales and marketing. Michael currently serves as Senior Vice President and General Manager of TiVo Corporation, where he leads growth initiatives, overall strategy and product offerings across TiVo’s product portfolio. Prior to joining TiVo, he spent more than seven and a half years with EchoStar, rising to the level of Senior Vice President and General Manager of Sling Media. Earlier in his career, Mr. Hawkey held engineering roles with Western Digital, ST Microelectronics, ASIC Designs, Inc, and the McDonnell Douglas Electronics Company. Mr. Hawkey holds a Bachelor of Science in Computer Engineering from the Rose Hulman Institute for Technology.

Commenting on Mr. Hawkey’s appointment, Steven Shea, Blonder Tongue’s Chairman of the Board said: “We are extremely pleased to welcome Michael Hawkey to our Board of Directors. Michael’s appointment furthers our efforts to bring strategic thinking industry leaders to Blonder Tongue. Michael knows the markets that we are targeting, is highly respected in the industry, and will be invaluable as we develop our road map to renewed prosperity for the Company and navigate the challenges of the current environment.”

With regard to his joining the Blonder Tongue Board, Mr. Hawkey said “Blonder Tongue has a long history as a pioneering company in our industry, once at the forefront of technological developments. I am looking forward to working with the other members of the Board and the senior management team to overcome the short-term challenges that the Company has faced and assist in the implementation of a winning strategic plan for the future.

Ted Grauch, the Company’s Chief Executive Officer also added: “Michael’s exceptional background and his depth and breadth in the business of Telco, Cable and Satellite service delivery will help us to more quickly and accurately foresee strategic and technological changes in our markets. The Blonder Tongue team is looking forward to working with him as a director and close advisor.”

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility for over 50 years. The company offers U.S. based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the company and its products can be found at www.blondertongue.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2019. (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch
Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000